[Letterhead of Spector, Wong & Davidian, LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation in the Registration Statement on Form S-1 of our report dated January 28, 2008, (except for Note 2, as to which the date is April 28, 2008, and for Note 3, 4, 5, and 6, as to which the date is August 29, 2008. and for Notes 1 and 9, as to which the date is October 13, 2008.), for the year ended December 31, 2007 and to the reference to our Firm under the heading "Experts" in this Registration Statement.



/s/SPECTOR, WONG & DAVIDIAN, LLP
-------------------------------
Spector, Wong & Davidian, LLP
Pasadena, California
October 30, 2008




	See accompanying summary of accounting policies and notes to financial statements.